EXHIBIT 10.9
COMMON STOCK SUBSCRIPTION AGREEMENT
     THIS COMMON STOCK SUBSCRIPTION AGREEMENT (this “Subscription Agreement”), dated June ___, 2005, is made between FCB Bancorp, a California corporation (the “Company”), and _____________________(the “Purchaser”).
RECITALS:
A.	The Company desires to issue and sell up to _________shares of the Company’s common stock, no par value (the “Shares”); and

B.	In consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto agree as follows:
1. Purchase and Sale of Shares; Escrow Account
1.1.	Upon the execution of this Subscription Agreement, the Purchaser hereby agrees to purchase from the Company _________Shares at a price per share of $_________, or an aggregate purchase price equal to $_______________(the “Purchase Price”), and the Company agrees to sell ____________Shares to the Purchaser for the Purchase Price, provided that all conditions of this Subscription Agreement and the Placement Agreement (as defined below) have been met.

1.2.	Payment of the purchase price for, and delivery of the certificate for, the Shares subscribed for hereby shall be made at the offices of Horgan, Rosen, Beckham & Coren, LLPon the date that the SCCB Acquisition (as defined in the Placement Agreement (as defined below)) is consummated (such date of payment and delivery being herein called the “Closing Date”). The Company shall notify the Purchaser at least fifteen days prior to the date on which the Company expects the closing will occur (the “Targeted Closing Date”). On or prior to the business day before the Targeted Closing Date, the Purchaser shall wire immediately available funds equal to the Purchase Price to Pacific Coast Bankers’ Bank, as escrow agent, in accordance with the terms of the Escrow Agreement, between the Company and the Placement Agent, dated as of the date hereof (the “Escrow Agreement”). In accordance with the Escrow Agreement, the Escrow Agent shall hold the Purchase Price in an escrow account for the benefit of the Purchaser (the “Escrow Account”). On the Closing Date, the Escrow Agent shall release the Purchase Price to the Company from the Escrow Account and, as promptly as possible thereafter, any interest thereon shall be returned to the Purchaser. If the Closing Date has not occurred on or prior to the third business day following the Targeted Closing Date, the Escrow Agent shall, as promptly as possible, return the Purchase Price, together with any interest thereon, to the Purchaser.

1.3.	The Shares shall be delivered in definitive form by the Company on the Closing Date to the Purchaser or its designee, shall be registered in the name of the Purchaser and shall represent the number of Shares being purchased by the Purchaser. The Company and Purchaser shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the purchase and sale of the Shares.

1.4.	The Placement Agency Agreement, dated May 26, 2005 (the “Placement Agreement”), by and between the Company and Keefe, Bruyette & Woods, Inc. (the “Placement Agent”) includes certain representations and warranties, covenants and conditions to closing and certain other matters governing the sale of the Shares. The Placement Agreement is hereby incorporated by reference into this Subscription Agreement and the Purchaser shall be entitled to each of the benefits of the Placement Agent under the Placement Agreement and shall be entitled to enforce the obligations of the Company under such Placement Agreement as fully as if the Purchaser were a party to such Placement Agreement. Capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Placement Agreement.

1.5.	The Company’s obligation to sell the Shares to the Purchaser and the Purchaser’s obligation to purchase the Shares are subject to satisfaction of the following conditions on or prior to the Closing Date:
(a)	The Holding Company Reorganization (as defined in the Placement Agreement) shall have been consummated on terms consistent with the terms described in the Private Placement Memorandum (as defined in the Placement Agreement);

(b)	The Trust Preferred Offering (as defined in the Placement Agreement) shall have been consummated on terms consistent with the terms described in the Private Placement Memorandum; and

(c)	The SCCB Acquisition (as defined in the Placement Agreement) will be consummated on the Closing Date on terms consistent with the terms described in the Private Placement Memorandum.

(d)	Since the respective dates as of which information is given in the Private Placement Memorandum except as otherwise set forth or contemplated in the Private Placement Memorandum, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, condition (financial or otherwise) earnings, affairs, prospects, stockholders’ equity, results of operations of the Company and the Bank, taken as a whole, or South Coast Bancorp and SCCB, taken as a whole .
1.6.	If any condition specified herein or in the Placement Agreement shall not have been fulfilled when and as required to be fulfilled by, on behalf of or in respect of the Company or the Shares, this Subscription Agreement will be terminated, and such termination shall be without liability of any party to any other party except as provided in Section 5 of the Placement Agreement and except that Sections 5 and 7 of the Placement Agreement shall survive any such termination and remain in full force and effect.
1.7.	Notwithstanding any other provision of this Subscription Agreement, the obligations of the Purchaser hereunder are limited recourse obligations of the Purchaser. No recourse shall be had to any subscriber, officer, director, employee, administrator, shareholder, incorporator or agent of the Purchaser or their respective successors or assigns for any obligations hereunder.
2. Representations and Warranties of Purchaser
2.1.	The Purchaser understands and acknowledges that (i) none of the Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, (ii) the Shares are being offered for sale by the Company in transactions not requiring registration under the Securities Act, and (iii) the Shares may not be offered, sold, pledged or otherwise transferred by the Purchaser except in compliance with the registration requirements of the Securities Act, or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

2.2.	The Purchaser understands that the Shares are being offered and sold in reliance upon an exemption from registration under the Securities Act provided by Section 4(2) of the Securities Act. Purchaser represents that it is an “Accredited Investor” as that term is defined in Rule 501(a) of the Securities Act.

2.3.	The Purchaser represents and warrants that it is purchasing the Shares for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Shares pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and the Purchaser acknowledges that the Shares will bear the following legends and be subject to the following transfer restrictions:
     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or the securities laws of any jurisdiction. Such securities may not be offered, sold, transferred, pledged, assigned, encumbered, hypothecated or otherwise disposed of except pursuant to (i) a registration statement with respect to such securities that is effective under the Act or applicable state securities law, or (ii) any exemption from registration under the Act, or applicable state securities law, relating to the disposition of securities, including Rule 144, provided an opinion of counsel is furnished to the company, in form and substance reasonably satisfactory to the Company, to the effect that an exemption from the registration requirements of the Act and/or applicable state securities law is available.
2.4.	The Purchaser represents and warrants that neither the Company nor the Placement Agent is acting as a fiduciary or financial or investment adviser for the Purchaser.

2.5.	The Purchaser represents and warrants that it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Company or of the Placement Agent (other than the representations and warranties of the Company contained in this Subscription Agreement and in the Placement Agreement).

2.6.	The Purchaser represents and warrants that (a) it has consulted with its financial advisors, legal counsel, accountants, and tax, regulatory, business, investment, and other advisers in connection herewith to the extent it has deemed necessary, (b) it has had a reasonable opportunity to ask questions of and receive answers from officers and representatives of the Company concerning their respective financial condition and results of operations and the purchase of the Shares, and any such questions have been answered to its satisfaction, and (c) it has made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and not upon any view expressed by the Company or the Placement Agent. The Purchaser acknowledges that it has received a copy of the Company’s Private Placement Memorandum, dated May 26, 2005.

2.7.	The Purchaser represents and warrants that it is acquiring the Shares as principal for its own account for investment and not for sale in connection with any distribution thereof. It was not formed solely for the purpose of investing in the Shares, and additional capital or similar contributions were not specifically solicited from any person owning a beneficial interest in it for the purpose of enabling it to purchase any Shares.

2.8.	The Purchaser represents and warrants that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Shares, has had the opportunity to ask questions of, and receive answers and request, review and consider additional information and documents from, the Company, and has received, reviewed and considered such additional requested information and documents, and is aware that it will be required to bear the economic risk of an investment in the Shares.

2.9.	The Purchaser represents and warrants that it is duly organized, validly existing and in good standing under the laws of the jurisdiction where it is organized, with full power and authority to execute, deliver and perform this Subscription Agreement, to make the representations and warranties specified herein, and to consummate the transactions contemplated herein and it has full right and power to subscribe for the Shares.
2.10.	The Purchaser represents and warrants that no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Subscription Agreement or to consummate the transactions contemplated herein.

2.11.	The Purchaser represents and warrants that this Subscription Agreement has been duly authorized, executed and delivered by the Purchaser.

2.12.	The Purchaser represents and warrants that the Purchaser is not in violation of or default under any term of its organizational documents, of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is a party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Purchaser which would prevent the Purchaser from performing any material obligation set forth in this Subscription Agreement. The execution, delivery and performance of and compliance with this Subscription Agreement, and the consummation of the transactions contemplated herein, will not, with or without the passage of time or giving of notice, result in any such violation or default or the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Purchaser, its business or operations or any of its assets or properties which would prevent the Purchaser from performing any material obligations set forth in this Subscription Agreement.

2.13.	The Purchaser understands and acknowledges that the Company will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agrees that if any of the foregoing acknowledgments, representations, warranties or agreements cease to be accurate, it shall promptly notify the Company.

2.14.	The Purchaser understands that no public market currently exists for the Company’s common stock and that there can be no assurance that any trading market for the common stock will develop or be sustained, or that a holder of Shares will have the ability to dispose of any of the Shares in a liquid market.

2.15.	The Purchaser understands that in accordance with the Employee Retirement Income Security Act of 1974, as amended, no employee benefit plan or a qualified institutional buyer acting on behalf of such a plan, may acquire any Shares if the acquisition would constitute a non-exempt prohibited transaction by reason of the application of statutory exemptions or any one of the administrative exemptions issued by the U.S. Department of Labor or otherwise.

3. Company’s Obligations
3.1.	The Company shall cause the SCCB Acquisition (as defined in the Placement Agreement) to be consummated on the Closing Date on terms consistent with the terms described in the Private Placement Memorandum.

3.2.	If the SCCB Acquisition is not consummated on the Closing Date on terms consistent with the terms described in the Private Placement Memorandum, than the Company shall return to the Purchaser any funds that the Purchaser has distributed to the Company for the Shares no later than one business day after receipt of such funds.
4. Miscellaneous
4.1.	Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, international courier, or delivered by hand against written receipt therefor, or by facsimile transmission and confirmed by telephone, to the following addresses, or such other address as may be furnished to the other parties as herein provided:
To the Company:
FCB Bancorp
1100 Paseo Camarillo
Camarillo, California 93010
Attention: Chief Financial Officer
Telephone: (805) 484-0534
Fax: (805) 383-1826
To the Purchaser:

Attention:
Telephone:
Fax:
Unless otherwise expressly provided herein, notices shall be deemed to have been given when received.
4.2.	This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties hereto.

4.3.	Upon the execution and delivery of this Subscription Agreement by the parties hereto, this Subscription Agreement shall become a binding obligation of each such party with respect to the matters covered herein, including those incorporated by reference from the Placement Agreement.
4.4.	This Subscription Agreement shall be governed by the laws of the State of California, without giving effect to the choice of law or conflicts of law principles thereof.

4.5.	The parties hereto agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

4.6.	Until the Company has publicly disclosed all material, non-public information contained in the Private Placement Memorandum, the Purchaser (A) shall not use any such material, non-public information other than in connection with evaluating the offering of Shares proposed by the Private Placement Memorandum, (B) shall not purchase or sell securities of the Company outside of such offering, and (C) shall abide by all applicable restrictions imposed by the United States securities laws in connection with such offering.

4.7.	The Purchaser’s and the Company’s obligations under this Subscription Agreement shall terminate if the Closing Date has not occurred on or prior to October 10, 2005, in which case, this Subscription Agreement shall terminate without any further action by either the Purchaser or the Company and such termination shall be without liability of any party to any other party.

4.8.	This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.
Signatures appear on the following page

     IN WITNESS WHEREOF, this Subscription Agreement is agreed to and accepted as of the day and year first written above.

FCB BANCORP

By:
Name: Title:

as Purchaser

By:
Name: Title: